                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                             (Amendment No. 1)

   Filed by the Registrant [X]
   Filed by a party other than the Registrant [_]

   Check the appropriate box:

   [_] Preliminary Proxy Statement
   [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X] Definitive Proxy Statement
   [_] Definitive Additional Materials
   [_] Soliciting Material under Rule 14a-12

                           Wireless Facilities, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

  [X]No fee required.

  [_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
     11.

  1. Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------------
  2. Aggregate number of securities to which transaction applies:

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  3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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  [_] Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  6. Amount Previously Paid:

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  9. Date Filed:

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

                           Wireless Facilities, Inc.
                              4810 Eastgate Mall
                              San Diego, CA 92121
                                (858) 228-2000

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held On June 22, 2001

To the Stockholders of Wireless Facilities, Inc.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Wireless Facilities, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 22, 2001 at 10:00 a.m. local time at the Embassy Suites San Diego-La Jolla, located at 4550 La Jolla Village Drive, San Diego, California 92121 for the following purposes:

  1. To elect directors to serve for the ensuing year and until their successors are elected.

  2. To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

  3. To approve the Company's 1999 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan from 700,000 to 1,500,000.

  4. To approve the Company's 1999 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan from 10,113,864 to 12,113,864.

  5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on April 25, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Wm. Bradford Weller
                                        Vice President of Legal Affairs,
                                         General Counsel and Secretary

San Diego, California
May 14, 2001

    All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                           Wireless Facilities, Inc.
                              4810 Eastgate Mall
                              San Diego, CA 92121
                                (858) 228-2000

                               ----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                           To be held June 22, 2001

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Wireless Facilities, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 22, 2001, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Embassy Suites San Diego-La Jolla, located at 4550 La Jolla Village Drive, in San Diego, California. The Company intends to mail this proxy statement and accompanying proxy card on or about May 14, 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

   Only holders of record of Common Stock at the close of business on April 25, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 25, 2001 the Company had outstanding and entitled to vote 44,781,797 shares of Common Stock.

   Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Voting Via the Internet or By Telephone for Shares Registered in the Name of a Broker or Bank

   Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card.

   A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

   Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time on June 21, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

   Stockholders of record may not grant a proxy to vote their shares by means of the Internet or by telephone and may only vote by returning the Company's proxy card by mail or by attending the annual meeting in person.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 4810 Eastgate Mall, San Diego, CA 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

   The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 15, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than the close of business on the March 24, 2002 nor earlier than the close of business on February 22, 2002. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2002 annual meeting of stockholders notifies the Company of such matter prior to March 30, 2002, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                  Proposal 1

                             Election Of Directors

   There are six nominees for the six Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Four of the nominees have previously been elected by the stockholders, one nominee, William Hoglund, has been recently elected by the Board and one nominee, David Lee, if elected, will replace one of the current directors, Bandel Carano, who will not continue to serve on the Board once his successor is elected.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

                       The Board Of Directors Recommends
                    A Vote In Favor Of Each Named Nominee.

Nominees

   The names of the nominees and certain information about them are set forth below:

Name                           Age Position
----                           --- --------
Massih Tayebi, Ph.D...........  41 Chairman of the Board of Directors
Masood K. Tayebi, Ph.D........  39 Chief Executive Officer
Scott Anderson................  42 Principal of Cedar Grove Partners, LLC
Scot Jarvis...................  40 Principal of Cedar Grove Partners, LLC
William Hoglund...............  47 Former Vice President and Chief Financial
                                    Officer of Eagle River, LLC
David Lee.....................  51 Managing General Partner of Clarity Partners

   Massih Tayebi, Ph.D. co-founded Wireless Facilities, Inc. in 1994 and has served as a director of the Company since its inception. From inception to September 2000, Dr. Tayebi served as our Chief Executive Officer and currently serves as Chairman of the Board. Since 1995, Dr. Tayebi has also served as a technical manager for Computer Integrated Management Systems, an Internet-based business exchange company. From 1989 to 1994, he was a senior faculty member of the Engineering Department of the University of Paisley, Great Britain, and served as the Director of Computer Integrated Product Life Cycle Research for the University. Dr. Tayebi received an M.S. in computer integrated manufacturing and a Ph.D. in the integration of design and process planning from the University of Strathclyde, United Kingdom. He performed post-doctorate work on the integration of design and inspection at the University of Brunel, London.

   Masood K. Tayebi, Ph.D. co-founded Wireless Facilities, Inc. in 1994 and has served as a director of the Company since its inception. Dr. Tayebi served as our President from inception to September 2000, and has served as our Chief Executive Officer since September 2000. From 1993 to 1994, he was Senior Manager of Engineering and the head of the Technology and Special Projects Department for LCC/TSI, a provider of network design services and products. From 1992 to 1993, Dr. Tayebi served as a consultant to LCC/TSI. Dr. Tayebi received an M.S. in electronics engineering from the University of Southampton and a Ph.D. in mobile radio propagation from the University of Liverpool, United Kingdom.

   Massih Tayebi and Masood K. Tayebi are brothers.

   Scott Anderson has served as a director of the Company since February 1997. Since 1997, Mr. Anderson has been a principal of Cedar Grove Partners, LLC, an investment and consulting/advisory company. Since 1998, Mr. Anderson has also been a principal in Cedar Grove Investments, LLC, a private seed capital firm. From 1986 to 1997, Mr. Anderson was with McCaw Cellular/AT&T Wireless, most recently as Senior Vice President of Acquisitions and Development. Mr. Anderson serves on the board of directors of Triton PCS, Telecorp PCS, Telephia, Inc. and ABC Wireless. He holds a B.A. in history from the University of Washington and a J.D. from the University of Washington Law School.

   Scot Jarvis has served as a director of the Company since February 1997. Mr. Jarvis co-founded Cedar Grove Partners, LLC in 1997, an investment and consulting/advisory company, and has served as a principal since its founding. From 1994 to 1996, he served as Vice President of Operations for Eagle River LLC, a private investment company, where he co-founded Nextlink Communications and served as a director of Nextel Communications. Nextlink Communications has since merged with Concentric Communications and has become XO Communications. From 1985 to 1994, Mr. Jarvis served in a number of positions with McCaw Development Corp., most recently as Vice President. Mr. Jarvis is on the board of directors of Leap Wireless, Inc., Point.com and Metawave Communications Corp. He holds a B.A. in business administration from the University of Washington.

   William Hoglund has served as a director of the Company since February 2001. Mr. Hoglund served as the Vice President and Chief Financial Officer of Eagle River, LLC, a private investment company from 1996 to 2000. During his tenure at Eagle River, Mr. Hoglund was also a director of Nextel
Communications, Inc. and

Nextlink Communications, Inc. From 1977 to 1995 Mr. Hoglund served in a number of positions with J.P. Morgan & Co., most recently as a Managing Director in its Investment Banking group. Mr. Hoglund holds a B.A. from Duke University and an MBA from the University of Chicago.

   David Lee is not currently a director of the Company. Dr. Lee co-founded Clarity Partners, a private equity and venture capital firm, and has served as a managing general partner since its founding. Prior to the formation of Clarity Partners, Dr. Lee co-founded Global Crossing in 1997, a global broadband communication services provider. From 1989 to 1997, Dr. Lee was a managing director at Pacific Capital Group, a private equity firm. Dr. Lee holds a B.S. in physics from McGill University and a Ph.D. in physics and economics from the California Institute of Technology.

Board Committee and Meetings

   During the fiscal year ended December 31, 2000 the Board of Directors held eight meetings and acted by unanimous written consent 13 times. The Board has an Audit Committee and a Compensation Committee. The full Board of Directors selects nominees for election as directors and will consider stockholder recommendations for nominees which are submitted in accordance with the Company's Bylaws.

   The Audit Committee meets with the Company's independent auditors at least annually to review the scope and results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls; and reviews compliance with all corporate policies that have been approved by the Board of Directors and discharges such other duties as may from time to time be assigned to it by the Board of Directors. The Audit Committee currently is composed of three non-employee directors: William Hoglund, Scott Anderson and Scot Jarvis. Bandel Carano, a non-employee director of the Company who will not continue to serve on the Board after the 2001 annual meeting, resigned from the Audit Committee effective February 16, 2001. William Hoglund was appointed to the Audit Committee effective February 16, 2001. The Audit Committee met five times during the last fiscal year and acted by unanimous written consent one time. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards.) A copy of the Report of the Audit Committee of the Board of Directors is attached as Appendix A to this proxy statement, and a copy of the Company's Audit Committee Charter, as adopted by the Board of Directors, is attached as Appendix B to this proxy statement.

   The Compensation Committee approves the compensation of the Company's officers, administers the 1997 Stock Option Plan, the 1999 Equity Incentive Plan, the 2000 Nonstatutory Stock Option Plan, and the Employee Stock Purchase Plan, and has overall responsibility for the Company's compensation policies for senior management. The Compensation Committee is currently composed of two non-employee directors: Scott Anderson and Scot Jarvis. It met two times during the last fiscal year and acted by unanimous written consent 23 times. A copy of the Report of the Compensation Committee of the Board of Directors is attached as Appendix C to this proxy statement.

   During the fiscal year ended December 31, 2000, each Board member attended 75% or more of the aggregate number of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                  Proposal 2

               Ratification Of Selection Of Independent Auditors

   The Board of Directors has selected KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company's financial statements since 1996. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of KPMG LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

   Audit Fees. During the fiscal year ended December 31, 2000, the aggregate fees billed by KPMG LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $265,429.

   Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2000, KPMG LLP earned no consulting fees for information technology consulting.

   All Other Fees. During the fiscal year ended December 31, 2000, the aggregate fees billed by KPMG LLP for professional services other than audit fees was $808,911.

   The Audit Committee has determined that the rendering of the non-audit services by KPMG LLP is compatible with maintaining the auditors' independence.

                       The Board Of Directors Recommends
                        A Vote In Favor Of Proposal 2.

                                  Proposal 3

           Approval Of The Employee Stock Purchase Plan, As Amended

   Stockholders are requested in this Proposal 3 to approve an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares authorized for issuance under such plan by 800,000 to 1,500,000 shares. The Board approved this amendment on March 9, 2001. In August 1999, the Board adopted, and the stockholders subsequently approved, the Purchase Plan. There are currently 700,000 shares of common stock reserved for issuance under the Purchase Plan.

   As of March 31, 2001, an aggregate of 236,164 shares of the Company's common stock had been purchased under the Purchase Plan and an aggregate of 463,836 shares of common stock remained available for future purchases under the Purchase Plan. During the last fiscal year, shares of Common Stock were purchased in the amounts under the Purchase Plan as follows: Masood K. Tayebi,
Ph.D.: 0 shares, Scott Fox: 1,000 shares, Massih Tayebi, Ph.D.: 0 shares, Thomas Munro: 1,000 shares, Wm. Bradford Weller: 1,000 shares, Frankie
Farjood: 0 shares, all non-employee directors as a group: 0 shares, all current executive officers as a group: 5,000 shares, and all employees (excluding executive officers) as a group: 230,164 shares.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

   If the stockholders approve the amendment to the Purchase Plan, the Company intends to promptly register, under the Securities Act of 1933, the additional shares that are reserved for issuance under the Purchase Plan.

                       The Board of Directors Recommends
  A Vote In Favor Of Approval of the Amendment to the Employee Stock Purchase
                                     Plan

   The essential features of the Purchase Plan, as amended, are outlined below:

Purpose

   The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase common stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. As of March 31, 2001, approximately 1900 employees were eligible to participate in the Purchase Plan.

   The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

Administration

   The Board has delegated the administration of the Purchase Plan to the Compensation Committee. The Board has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Compensation Committee has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase common stock of the Company will be granted, the provisions of each offering of such purchase rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

Offerings

   The Purchase Plan is implemented by offerings of purchase rights to all eligible employees from time to time by the Board. Each offering is effective for a maximum of twenty-seven months and, generally, each offering is two years long and consists of four purchase periods, each of which is approximately six months in length.

Eligibility

   Any person who is customarily employed at least 20 hours per week and 5 months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering, provided such employee has been continuously employed by the Company or the designated affiliate for at least thirty days preceding the first day of the offering. Officers of the Company are eligible to participate in offerings under the Purchase Plan, but the Board may provide in an offering that certain employees who are "highly compensated" within the meaning of the Code are not eligible to participate.

   However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding purchase rights and options). In addition, pursuant to applicable provisions of the Code, an employee's rights to purchase stock of the Company and its affiliates may not accrue at a rate that exceeds $25,000 worth of common stock (determined at the fair market value of the shares at the time such purchase rights are granted) under all employee stock purchase plans of the Company and its affiliates for each calendar year in which such purchase rights are outstanding.

Participation in the Plan

   Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an enrollment form authorizing payroll deductions of up to 15% of such employees' "earnings" during the offering. "Earnings" includes an employee's base salary (including all amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company) and overtime pay, but excludes commissions, bonuses and other remuneration paid directly to the employee, profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation.

Purchase Price

   The purchase price per share at which shares of common stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on first day of the offering or (ii) 85% of the fair market value of a share of common stock on the last day of the purchase period.

Payment of Purchase Price; Payroll Deductions

   The funds used to purchase shares of common stock on each purchase date are accumulated by payroll deductions during the course of each purchase period of an offering. In general, a participant may not begin such payroll deductions after the beginning of an offering. At any time during an offering, upon 10 days prior written notice, a participant may terminate his or her payroll deductions under and/or withdraw from an offering (withdrawal is discussed more fully below). A participant may reduce his or her payroll deductions once during a purchase period by delivering written notice to the Company at least 10 days in advance of the applicable purchase date. Otherwise, a participant may decrease or increase such payroll deductions effective only as of the beginning of the next purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make additional payments into such account.

Purchase of Stock

   An eligible employee may elect to participate in the Purchase Plan by completing and delivering an enrollment form authorizing payroll deductions under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board has specified a maximum number of shares of common stock that an employee may purchase during any calendar year and may further specify the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of purchase rights granted in the offering would exceed the maximum aggregate number of shares of common stock available under the Purchase Plan, the Board will make a pro rata allocation of available shares in a uniform and equitable manner. Unless an employee's participation terminates through withdrawal from the offering or otherwise, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

Withdrawal

   Each participant in the Purchase Plan may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time up to 10 days prior to the end of the applicable purchase period.

   Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

   Purchase rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee's behalf during such offering.

Restrictions on Transfer

   Purchase rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such purchase rights are granted.

Duration, Amendment and Termination

   The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will terminate if all the shares subject to the Purchase Plan are issued.

   The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of common stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or (iii) modify the Purchase Plan or an

Offering in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under
Section 423 of the Code or to comply with the requirements of Rule 16b-3.

   Purchase rights granted before amendment or termination of the Purchase Plan will not be impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such purchase rights were granted.

Effect of Certain Corporate Events

   In the event of a dissolution, liquidation, merger or certain other capital reorganizations of the Company, the Board, in its discretion, may provide for any of the following: (i) the assumption of outstanding purchase rights under the Purchase Plan or substitution of similar purchase rights by any surviving or acquiring corporation, (ii) the continuation in full force and effect of outstanding purchase rights under the Purchase Plan, or (iii) all participants' accumulated payroll deductions may be used to purchase common stock immediately prior to or within a reasonable period of time following such transaction and the participants' rights under the ongoing offering terminated.

Stock Subject to Purchase Plan

   Subject to this Proposal, an aggregate of 1,500,000 shares of common stock will be reserved for issuance under the Purchase Plan. If purchase rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for issuance under the Purchase Plan.

Federal Income Tax Information

   Purchase rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with purchase rights granted under an employee stock purchase plan which qualifies under provisions of
Section 423 of the Code.

   A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

   If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

   If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

   There are no federal income tax consequences to the Company by reason of the grant or exercise of purchase rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

                                  Proposal 4

          Approval Of The Amendment To The 1999 Equity Incentive Plan

   Stockholders are requested in this Proposal 4 to approve an amendment to the 1999 Equity Incentive Plan, (the "Incentive Plan") to increase the number of shares authorized for issuance under such plan by 2,000,000 shares to 12,113,864 shares. This increase is in addition to the automatic annual increase in the number of shares authorized for issuance under the Incentive Plan that occurs on January 1 of each year as described below. Under the terms of the Incentive Plan as currently in effect, the number of shares authorized for issuance under such plan is automatically increased on January 1 of each year by an amount equal to the least of the following amounts (i) 6,000,000 shares, (ii) 4% of the Company's outstanding shares on such date (rounded to the nearest whole share and calculated on a fully diluted basis, that is assuming the exercise of all outstanding stock options and warrants to purchase common stock) or (iii) an amount determined by the Board. The Board approved this amendment on March 9, 2001. If the stockholders approve the amendment to the Incentive Plan, the Company intends to promptly register, under the Securities Act of 1933, the additional shares that are reserved for issuance under the Incentive Plan.

   The Company has recently experienced a period of significant growth through hiring and acquisitions and the Company's management and Board believe that stock options are a key aspect of the Company's ability to attract qualified engineering, technical and other personnel in the face of a competitive hiring environment. The increase in the number of shares reserved for issuance under the Incentive Plan is designed to ensure that the Company is able to continue to grant stock options to employees and consultants at levels determined appropriate by the Board and the Compensation Committee and to ensure that the Company's ability to successfully integrate employees who may join the Company through future acquisitions is not impeded. In the event that this Proposal 4 is not approved by the stockholders, and as a consequence the Company is unable to continue to grant options at competitive levels, the Company's management believes that it will negatively affect the Company's ability to manage future growth that may require the hiring of additional highly qualified personnel.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

   In August 1999, the Board adopted, and the stockholders subsequently approved, the Incentive Plan. There are currently 10,113,864 shares of common stock reserved for issuance under the Incentive Plan.

   As of March 31, 2001, awards (net of canceled or expired awards) covering an aggregate of 1,474,625 shares of the Company's common stock had been granted under the Incentive Plan and 8,639,239 shares of common stock (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of awards or the reacquisition by the Company of issued shares) remained available for future grant under the Incentive Plan. However, as of March 31, 2001, 3,715,854 of the 8,639,239 shares available for future grant are allocated and promised to employees for the grant of replacement options pursuant to the option cancel and regrant program described below, thus leaving only 4,923,385 shares remaining for future grant (other than such replacement grants) under the Incentive Plan.

   Since the Company's adoption of the Incentive Plan, as of March 31, 2001, options to purchase shares of Common Stock (inclusive of cancelled and exercised options) were granted under the Incentive Plan as follows: Masood K. Tayebi, Ph.D.: 0 shares, Scott Fox: 1,393 shares, Massih Tayebi, Ph.D.: 0 shares, Thomas Munro: 350,000 shares, Wm. Bradford Weller: 60,329 shares, Frankie Farjood: 30,743 shares, current executive officers as a group: 907,954 shares, current directors (excluding executive officers) as a group: 75,000, David Lee: 0 shares, Jalil Tayebi: 275,000 shares, employees (excluding executive officers) as a group: 5,312,768 shares.

   During the last fiscal year, options to purchase shares of Common Stock (inclusive of cancelled and exercised options) were granted in the amounts under the Incentive Plan as follows: Masood K. Tayebi, Ph.D.: 0 shares, Scott
Fox: 1,393 shares, Massih Tayebi, Ph.D.: 0 shares, Thomas Munro: 350,000 shares, Wm. Bradford

Weller: 60,329 shares, Frankie Farjood: 30,743 shares, all non-employee directors as a group: 0 shares, all current executive officers as a group:
907,954 shares, and all employees (excluding executive officers) as a group:
5,062,774 shares.

   On March 2, 2001, the Company's Board of Directors approved a voluntary stock option cancel and regrant program for employees. The program provided employees with the opportunity to cancel all of their existing and outstanding stock options granted to them on or after September 30, 2000 and before March 31, 2001, and some or all of their existing and outstanding stock options granted to them prior to September 30, 2000, in exchange for the right to receive a new option grant for an equal number of shares to be granted at a future date. The new options will be granted no earlier than six months and one day after the March 30, 2001 cancellation date, and the exercise price of the new options is to be based on the trading price of the Company's common stock on the date of the new option grants. The exchange program is designed to comply with FASB Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation." To be entitled to a replacement option grant, each employee who elected to cancel outstanding options must be employed by the Company on the date that the corresponding replacement grant is made.

             The Board of Directors Recommends A Vote In Favor Of
          Approval Of The Amendment To The 1999 Equity Incentive Plan

   The essential features of the Incentive Plan are outlined below:

General

   The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock purchase awards (collectively "awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the Incentive Plan may be tandem rights, concurrent rights or independent rights. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, the Company has granted only incentive stock options and nonstatutory stock options under the Incentive Plan.

Purpose

   The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. As of March 31, 2001, all of the approximately 1,929 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan.

Administration

   The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time (or times) at which all or a portion of such award may be exercised, the term of each award, the exercise or purchase price, the type of consideration and other terms of the award.

   The Board has the power to delegate administration of the Incentive Plan to a committee composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The

Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. Within the scope of such authority, the Board or the Compensation Committee may (i) delegate to a committee of one or more members of the Board who are not outside directors, the authority to grant awards to eligible persons who are either (a) not then one of the chief executive officer and the four other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code ("covered employees") and are not expected to be covered employees at the time of recognition of income resulting from such award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not non-employee directors the authority to grant awards to eligible persons who are not then subject to Section 16 of the Exchange Act. As used herein with respect to the Incentive Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

   The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The Incentive Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an "outside director" for purposes of Code Section 162(m). The definition of an "outside director" under Section 162(m) of the Code is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

Eligibility

   Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

   No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

   No employee may be granted options and stock appreciation rights under the Incentive Plan exercisable for more than 5,000,000 shares of common stock during any calendar year ("Section 162(m) Limitation").

Shares Subject to the Incentive Plan

   Currently an aggregate of 10,113,864 shares of common stock are reserved for issuance under the Incentive Plan. This number includes 6,000,000 shares initially reserved for issuance at the time the Incentive Plan was adopted plus an additional aggregate 4,113,864 shares that have been added in 2000 and 2001 pursuant to an annual increase provision contained in the Incentive Plan that provides for the addition, on January 1 of each year, of the number of shares equal to the least of the following amounts (i) 6,000,000 shares, (ii) 4% of the Company's outstanding shares on such date (rounded to the nearest whole share and calculated on a fully diluted basis, that is assuming the exercise of all outstanding stock options and warrants to purchase common stock) or (iii) an amount determined by the Board. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised (or vested in the case of restricted stock), the shares of common stock not acquired pursuant to such awards shall revert to and again become available for issuance under the Incentive Plan; provided, however, that shares subject to stock appreciation rights exercised in accordance with the Incentive Plan shall not be available for subsequent issuance under the Incentive Plan. If the Company exercises its unvested share repurchase option and reacquires unvested stock issued pursuant to the exercise of an option under the Incentive Plan, the reacquired stock will not again become available for reissuance under the Incentive Plan.

Terms of Options

   The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

   Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant. If options were granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." On March 30, 2001, the closing price of the Company's common stock as reported on the NASDAQ National Market System was $4.125 per share.

   The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board at the time of grant (or subsequently in the case of a nonstatutory stock option), (i) by delivery of other shares of common stock of the Company,
(ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

   Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Typically, 1/4th of the shares subject to options currently outstanding under the Incentive Plan vest on the one-year anniversary of the date of grant, and 1/48th of the total number of shares subject to the option vest each month during the participant's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service") over the next three years. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before all of the shares purchased pursuant to the early exercise arrangement are vested. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned common stock of the Company or by a combination of these means.

   Term. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Incentive Plan generally terminate three months after termination of the participant's service unless any of the following apply:
(i) such termination is due to the participant's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) such termination is due to the participant's death (or the participant's death occurs within the period (if any) after the participant's termination of service as specified in the option), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer (or shorter) period of time following termination of service.

   The option term may be extended in the event that exercise of the option within these periods is prohibited. A participant's option agreement may provide that if the exercise of the option following the termination of the participant's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant's service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer

   The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant Nonstatutory stock options that are generally transferable; provided, however, that any such option shall be transferable only to the extent provided in the option agreement. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Terms of Stock Bonuses and Purchases of Restricted Stock

   Payment. The Board determines the purchase price under a restricted stock purchase agreement provided that the purchase price may not be less than 85% of the fair market value of the Company's common stock on the date of grant. The Board may award stock bonuses in consideration of past services without a purchase payment.

   The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash or by check at the time of purchase, or at the discretion of the Board, (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the Board.

   Vesting. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement or stock bonus under the Incentive Plan.

   Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

Stock Appreciation Rights

   The Incentive Plan authorizes three types of stock appreciation rights.

   Tandem Stock Appreciation Rights. Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights must be made in cash or, if so provided, in an equivalent number of shares of common stock based on the fair market value on the date of the option surrender.

   Concurrent Stock Appreciation Rights. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash or, if so provided, in an equivalent number of shares of common stock based on the fair market value on the date of the exercise of the concurrent right.

   Independent Stock Appreciation Rights. Independent stock appreciation rights are granted independently of any option and entitle the participant to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents in which the participant is vested under the independent stock appreciation right less the fair market value of such number of shares of stock on the date of grant of the independent stock appreciation right. Appreciation distributions payable on the exercise of the Independent Right must be made in cash or, if so provided, in an equivalent number of shares of common stock based on the fair market value on the date of the exercise of the independent right.

Adjustment Provisions

   Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of common stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the class and the maximum number of shares of common stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Events

   The Incentive Plan provides that, in the event of a dissolution or liquidation of the Company, awards will be terminated if not exercised prior to the dissolution or liquidation. In the event of a sale of all or substantially all of the assets of the Company, all outstanding awards will continue in full force and effect. In the event of certain mergers or other corporate reorganizations, the surviving or acquiring corporation shall either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. If the surviving or acquiring corporation does not either assume awards outstanding under the Incentive Plan, or substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which such awards may be exercised will be accelerated in full and such awards shall terminate if not exercised (if applicable) at or prior to such event. All other awards outstanding under the Incentive Plan shall terminate if not exercised (if applicable) prior to such event.

   Additionally, the Company has entered into "change in control" agreements with certain executive officers pursuant to which the vesting and exercisability of certain options and other stock awards held by such executive officers shall be accelerated (either in whole or in part) under certain circumstances involving an acquisition of the Company, changes to the Company's capital structure or other corporate reorganizations. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

   The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on July 31, 2009.

   The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any NASDAQ or securities exchange listing requirements.

Federal Income Tax Information

   Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

   There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

   If a participant holds shares of stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss upon a disposition of such stock will be a long-term capital gain or loss.

   Generally, if the participant disposes of the stock before the expiration of either of the holding periods described above (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

   To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

   Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

   With the exception of a stock bonus award that is fully vested at the time of grant, there are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock pursuant to an award, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed upon receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

   Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

   Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to any such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

   Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is: (i) granted by a compensation committee comprised solely of "outside directors," (ii) the plan under which the award is granted states the maximum number of shares with respect to which awards may be granted during a specified period to any employee, (iii) the exercise or purchase price of the award is no less than the fair market value of the stock on the date the award is granted, and (iv) prior to the grant (or exercise) of any award, the material terms of the plan under which such award will be granted are approved by the stockholders of the Company.

   Compensation attributable to restricted stock awards will qualify as performance-based compensation if the award is: (i) granted by a compensation committee comprised solely of "outside directors," and (ii) the purchase price of the award is no less than the fair market value of the stock on the date the award is granted.

   Compensation attributable to stock bonuses as well as stock options, restricted stock awards and stock appreciation rights with exercise and/or purchase prices of less than fair market value of the stock on the date of grant will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted on account of (or the vesting or exercisability of the award is contingent on) the achievement of an objective performance goal established in writing by the compensation committee at a time when the outcome of the performance goal is substantially uncertain,
(iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have been apprised of and have subsequently approved the material terms of the performance goal (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount -- or formula used to calculate the amount -- payable upon attainment of the performance goal).

   The essential features of the Company's other stock plans are outlined below:

2000 NONSTATUTORY STOCK OPTION PLAN

   In August, 2000, the Board adopted the Company's 2000 Nonstatutory Stock Option Plan (the "NSO Plan"). A total of 3,000,000 shares of common stock have been initially reserved for issuance pursuant to the NSO Plan. The NSO Plan provides for the grant of options to the Company's employees (other than officers and directors) and consultants. The NSO Plan is a broad-based plan and its adoption or amendment is not required to be approved by the Company's stockholders. The NSO Plan was adopted by the Board to address an expected shortfall in the number of shares of common stock available for issuance under the Company's 1999 Equity Incentive Plan prior to the date of the 2001 Annual Meeting. Such shortfall was expected to occur as a result of the Company's rapid growth during 2000 and, in particular, as a result of the additional options granted to attract and retain former employees of the Company's recently acquired subsidiaries following the Company's acquisitions of such companies.

   As of March 31, 2001, options to purchase 555,909 shares of common stock had been granted under the NSO Plan (net of canceled or expired options) and 2,444,091 shares remain available for future grant under the NSO Plan. However, in light of the option cancel and regrant program implemented by the Company as described above, 1,269,548 of the 2,444,091 shares available for future grant under the NSO Plan are allocated and promised to employees for the grant of replacement options pursuant to the option cancel and regrant program, thus leaving only 1,174,543 shares remaining for future grant (other than such replacement grants) under the NSO Plan.

   The NSO Plan permits the granting of nonstatutory options, which are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, to the Company's employees (other than officers and directors) and consultants. Officers and directors of the Company are not eligible to be granted options under the NSO Plan.

   The NSO Plan is administered by the Board or a committee appointed by the Board. Subject to the limitations set forth in the NSO Plan, the Board or any such committee has the authority to select the eligible persons to whom grants are to be made, to designate the number of shares to be covered by each stock option grant, to establish vesting schedules, to specify the option exercise price and the type of consideration to be paid upon exercise and, subject to certain restrictions, to specify other terms of options granted under the plan.

   Options granted under the NSO Plan are transferable to the extent provided by the Board as described in the option agreement. Options granted under the NSO Plan generally expire three months after the termination of an optionee's service. In general, if an optionee is permanently disabled or dies during his or her service, such person's options may be exercised up to 12 months following such disability or 18 months following such death.

   The exercise price of options granted under the NSO Plan is determined by the Board or a committee thereof in accordance with the guidelines set forth in the NSO Plan, however, the exercise price is generally expected to be equal to 100% of the fair market value of the Company's common stock on the date of the grant. Options granted under the NSO Plan vest at the rate specified in the option agreement, generally over a four-year period.

   Pursuant to the NSO Plan, shares subject to stock options that have expired or otherwise terminated without having been exercised in full will again become available for grant, but exercised shares that the Company repurchases pursuant to a right of repurchase will not again become available for grant.

   The NSO Plan provides that, in the event of a dissolution or liquidation of the Company, all outstanding options shall terminate if not exercised prior to the dissolution or liquidation. In the event of a sale of all or substantially all of the assets of the Company, all outstanding options will continue in full force and effect. In the event of certain mergers or other corporate reorganizations, the surviving or acquiring corporation shall either assume options outstanding under the NSO Plan or substitute similar options for those outstanding under the NSO Plan. If the surviving or acquiring corporation does not either assume options outstanding under the NSO Plan, or substitute similar options, then, with respect to options held by optionholders whose service has not terminated as of the effective date of such event, the vesting and the time during which such options may be exercised will be accelerated in full and such options shall terminate if not exercised (if applicable) at or prior to such event. All other options outstanding under the NSO Plan shall terminate if not exercised (if applicable) prior to such event.

Termination

   The Board may suspend or terminate the NSO Plan at any time. Unless terminated earlier, the NSO Plan will terminate on the day before the tenth anniversary of the date the NSO Plan was adopted by the Board.

   The Board may amend the NSO Plan at any time. Rights under any option granted before amendment or termination of the NSO Plan will not be impaired by any amendment or termination of the NSO Plan without consent of the optionholder to whom such option was granted.

1997 STOCK OPTION PLAN

   In July 1997, the Board adopted the Company's 1997 Stock Option Plan (the "1997 Plan"), which was amended in September 1997 and January 1999. A total of 7,500,000 shares of common stock are authorized for issuance under the 1997 Plan. Pursuant to the 1997 Plan, shares subject to stock awards that have expired or otherwise terminated without having been exercised in full again become available for grant, but exercised shares repurchased by the Company pursuant to a right of repurchase will not again become available for grant.

   The 1997 Plan permits the grant of options to employees of the Company, directors and consultants. Options may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code granted to employees or nonstatutory stock options granted to employees of the Company, directors and consultants.

   The 1997 Plan is administered by the Board or a committee appointed by the Board. Subject to the limitations set forth in the 1997 Plan, the Board has the authority to select the eligible persons to whom awards are to be granted, to designate the number of shares to be covered by each award, to determine whether an option is to be an incentive stock option or a nonstatutory stock option, to establish vesting schedules, to specify the exercise price of options and the type of consideration to be paid upon exercise and, subject to restrictions, to specify other terms of awards. As used herein with respect to the 1997 Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

   The maximum term of options granted under the 1997 Plan is ten years. Options granted under the 1997 Plan are generally non-transferable. The expiration terms of options granted under the 1997 Plan are determined by the Board in accordance with the guidelines set forth in the 1997 Plan. Options generally expire 30 days after the termination of an optionholder's service. However, if an optionholder's service to the Company terminates due to his or her permanent disability or death, such person's options generally may be exercised up to 6 months following disability or death provided that the options were exercisable as of the date of termination of service.

   The exercise price of options granted under the 1997 Plan is determined by the Board or administrator in accordance with the guidelines set forth in the 1997 Plan. The exercise price of an incentive stock option cannot be less than 100% of the fair market value of the common stock on the date of the grant. The exercise price of a nonstatutory stock option cannot be less than 85% of the fair market value of the common stock on the date of grant. The exercise price of an option granted to a person who holds more than 10% of the voting power of the Company (or any affiliate) cannot be less than 110% of the fair market value of the Company's common stock on the date of the grant.

   Options granted under the 1997 Plan vest at the rate determined by the Board as specified in the option agreement.

   Upon the occurrence of certain corporate reorganizations, all outstanding stock options under the 1997 Plan may be either substituted by the surviving entity or terminated to the extent not exercised upon sixty days written notice.

   As of March 31, 2001, the Company had outstanding under the 1997 Plan options to purchase 3,224,211 shares of common stock. Since the completion of the Company's initial public offering in November 1999, no further grants have been or will be made under the 1997 Plan.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 31, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. Sean Tayebi, a brother of Massih Tayebi, Masood K. Tayebi and Jalil Tayebi, is not listed as a 5% stockholder in the table below since he did not become a 5% stockholder until April 3, 2001. As of April 3, 2001, Sean Tayebi owned 2,416,312 shares. Unless otherwise indicated in the table set forth below, each person or entity named below has an address in care of Wireless Facilities, Inc.'s principal executive offices.

                                                     Beneficial Ownership
                                                              (1)
                                                     -------------------------
                                                     Number of      Percentage
Beneficial Owner                                       Shares        of Total
----------------                                     ----------     ----------
Massih Tayebi, Ph.D. ..............................   8,059,769(2)    18.01%
Masood K. Tayebi, Ph.D. ...........................   9,443,355(3)    21.10%
Scott Anderson.....................................     899,997        2.01%
  Cedar Grove Investments
  2415 Carillon Pont
  Kirkland, WA 98033
Bandel Carano......................................   2,396,632(4)     5.35%
  Oak Investment Partners
  525 University Avenue, Suite 1300
  Palo Alto, CA 94301
Oak Investment Partners, VIII, L.P.................   2,323,231(5)     5.19%
  525 University Avenue, Suite 1300
  Palo Alto, CA 94301
Scot Jarvis........................................     899,997        2.01%
  Cedar Grove Investments
  2415 Carillon Pont
  Kirkland, WA 98033
William Hoglund ...................................      75,000(6)        *
Frankie Farjood ...................................      22,083(7)        *
Scott Fox..........................................     396,834(8)        *
Thomas Munro.......................................     426,250(9)        *
Wm. Bradford Weller................................      20,850(10)       *
All directors and executive officers as a group (13
 persons) .........................................  22,684,717(11)   50.02%
Jalil Tayebi ......................................   2,742,505(12)    6.13%
  c/o WFI de Mexico
  Mussett #10
  Col. Reforma Polanco
  C.P. 11550
  Mexico

--------
 *  Less than one percent.
(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC") and periodic filings under Section 16a. The number of shares beneficially owned by each stockholder is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power with respect to any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 31, 2001 through the exercise of any stock option or other right. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares. Applicable percentages are based on 44,757,437 shares outstanding on March 31, 2001.

 (2) Includes 7,584,769 shares held by Massih Tayebi and his wife as trustees of a revocable living trust, for which Massih Tayebi shares voting and investment power with his wife. Also includes 475,000 shares which Massih Tayebi has the right to acquire within 60 days of March 31, 2001. These shares are held by Massih Tayebi's parents, as trustees of a revocable trust established by Massih Tayebi. On April 6, 2001, Massih Tayebi and his wife each received 446,670 shares upon a distribution by a limited partnership controlled by Jalil Tayebi. Assuming the distribution to Massih Tayebi on April 6, 2001 had occurred on March 31, 2001, Massih Tayebi's beneficial ownership would have been 8,506,439 shares, representing 19.01% of the total outstanding shares as of March 31, 2001. Massih Tayebi disclaims beneficial ownership of the shares distributed to his wife.

 (3) Includes 8,918,355 shares held by Masood K. Tayebi as trustee of a revocable living trust, and 150,000 shares held in trust for Masood K. Tayebi's children. Also includes 375,000 shares which Masood K. Tayebi has the right to acquire within 60 days of March 31, 2001. These shares are held by Masood K. Tayebi's parents as trustees of a revocable trust established by Masood K. Tayebi. On April 6, 2001, Masood K. Tayebi and his wife each received 446,670 shares upon a distribution by a limited partnership controlled by Jalil Tayebi. Assuming the distribution to Masood K. Tayebi on April 6, 2001 had occurred on March 31, 2001, Masood
     K. Tayebi's beneficial ownership would have been 9,890,025 shares, representing 22.10% of the total outstanding shares as of March 31, 2001. Masood K. Tayebi disclaims beneficial ownership of the shares distributed to his wife.

 (4) Includes 2,279,090 shares held by Oak Investment Partners VIII, L.P. and 44,141 shares held by Oak VIII Affiliates Fund, L.P. Bandel Carano, a director of the Company, is a managing member of the general partners of venture capital funds affiliated with Oak Investment Partners VIII, L.P. and Oak VIII Affiliates Fund, L.P. Mr. Carano disclaims beneficial ownership of the shares held by Oak Investment Partners VIII, L.P. and Oak VIII Affiliates Fund, L.P.

 (5) Includes 44,141 shares held by Oak VIII Affiliates Fund, L.P.

 (6) Includes 75,000 shares subject to options exercisable within 60 days of March 31, 2001.

 (7) Includes 22,083 shares subject to options exercisable within 60 days of March 31, 2001.

 (8) Includes 372,306 shares subject to options exercisable within 60 days of March 31, 2001.

 (9) Includes 99,271 shares subject to options exercisable within 60 days of March 31, 2001.

(10) Includes 19,850 shares subject to options exercisable within 60 days of March 31, 2001.

(11) Includes 594,460 shares subject to options exercisable within 60 days of March 31, 2001. Assuming the distribution of the shares to Massih Tayebi and Masood K. Tayebi on April 6, 2001 had occurred on March 31, 2001, all directors and executive officers as a group would have beneficially owned 23,578,057 shares, representing 51.98% of total outstanding shares as of March 31, 2001.

(12) Includes 4,630 shares subject to options exercisable by Jalil Tayebi within 60 days of March 31, 2001. Also includes shares held by two limited partnerships as of March 31, 2001. Jalil Tayebi is the sole manager of a limited liability company which serves as general partner of both limited partnerships. The first limited partnership held 1,167,962 shares on March 31, 2001, and has as its limited partners Massih Tayebi, his wife and their children. The second limited partnership held 1,124,913 shares on March 31, 2001, and has as its limited partners Masood K. Tayebi, his wife and their children. Jalil Tayebi has sole voting and investment power for the shares held by the limited partnerships. On April 6, 2001, each limited partnership distributed 893,340 shares to its limited partners. Assuming these distributions had occurred on March 31, 2001, Jalil Tayebi's beneficial ownership would have been 955,825 shares, representing 2.14% of the total outstanding shares as of March 31, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by Farzad Ghassemi.

   During fiscal 2000, Mr. Ghassemi timely reported a transaction but inadvertently did not include in that report indirect shareholdings of his spouse. This omission was corrected by the reporting of these shares in his year-end Form 5.

                       EXECUTIVE OFFICERS OF THE COMPANY

   The following individuals are executive officers of the Company who will serve in the capacities noted until their successors are appointed.

Name                     Age             Positions and Offices With the Company
----                     ---             --------------------------------------
Massih Tayebi, Ph.D.....  41 Chairman and Director
Masood K. Tayebi,
 Ph.D...................  39 Chief Executive Officer and Director
Thomas A. Munro.........  44 President
Terry Ashwill...........  56 Executive Vice President and Chief Financial Officer
Scott Fox...............  44 President, Network Management & Operations
George Wozencraft.......  35 Vice President, Telecom Consulting Services
Wm. Bradford Weller.....  42 Vice President of Legal Affairs, General Counsel and Secretary
Farzad Ghassemi.........  34 Senior Vice President, Radio Frequency Engineering
Frankie Farjood.........  39 Senior Vice President, U.S. Deployment

   Each officer named above was appointed or re-appointed at the Board of Directors meeting held on March 9, 2001.

   For the biographical summary of Massih Tayebi and Masood K. Tayebi, see the section hereto entitled "Election of Directors."

   Thomas A. Munro served as our Chief Financial Officer from July 1997 to September 2000, and has served as our President since September 2000. Mr. Munro founded @Market, Inc., a start-up e-commerce company, and served as Chief Executive Officer from 1996 to 1997. From 1994 to 1996, he was Chief Financial Officer for Precision Digital Images, a manufacturer of image processing devices. Prior to 1994, Mr. Munro served as Chief Financial Officer of MetLife Capital Corporation, a capital finance subsidiary of Metropolitan Life Insurance. Mr. Munro received his B.A. and M.B.A. from the University of Washington.

   Terry Ashwill joined WFI in September 2000 as Chief Financial Officer for the Company, and has served as Executive Vice President and Chief Financial Officer for the Company since March 2001. From January 1997 to August 2000, Mr. Ashwill served as Vice President and Chief Financial Officer of Perot Systems Corp., a provider of information technology services and business solutions. From November 1991 to December 1996, Mr. Ashwill served as Executive Vice President and Chief Financial Officer of True North Communications, Inc., an advertising and communications holding company. He holds a B.S. from the University of Oregon and an M.B.A. from Oregon State University.

   Scott Fox has been with WFI since May 1999 and currently is our President of Network Management and Operations. From 1995 to 1999, Mr. Fox served as Chief Technology Officer and Vice President-Technology and Strategic Planning and Vice President-Engineering and Operations for the wireless businesses of BellSouth Cellular Corp., a carrier company. From 1994 to 1995, he was Vice President, Wireless Engineering for MCI, a telecommunications company, responsible for all aspects of MCI's national and international wireless communications business. Mr. Fox holds a B.S. in electrical engineering from the University of Florida.

   George Wozencraft joined WFI in July 1999 and serves as Vice President of our Telecom Strategy Group. In this capacity, Mr. Wozencraft assumes responsibility for overseeing technical and business consulting services to telecommunications operators, vendors and investors. From June 1997 to July 1999 he was Vice President and Industry Specialist in the Global Media and Telecommunications group for Chase Securities Inc., and financial consulting group. From June 1987 to June 1997, Mr. Wozencraft served as Vice President in the Global Media & Telecommunications department and Senior Transactor of Global Derivatives for Citicorp. Mr. Wozencraft holds a joint degree in Economics and Political Science from Yale University. He also holds a Chartered Financial Analyst (CFA) designation.

   Wm. Bradford Weller joined WFI in September 1999 as Vice President of Legal Affairs and General Counsel for the Company, and has served as Secretary of the Company since September 2000. From 1992 to August, 1999, Mr. Weller served as General Counsel for Mosaix, Inc., a telecommunications equipment and business application software developer (Mosaix was known as Digital Systems International, Inc. prior to 1997, and was acquired by Lucent Technologies in July 1999). He holds a B.A. in economics from Stanford University, and a J.D. from Hastings College of the Law.

   Farzad Ghassemi joined WFI in February 1999 as Vice President of Radio Frequency Engineering and has served as our Senior Vice President of Engineering since October 2000. From 1998 to 1999, he was the Vice President of Engineering at BCI Wireless. Prior to working for BCI Wireless, Mr. Ghassemi was an Engineering Director at LCC International. Mr. Ghassemi received his B.S. in engineering from George Mason University and an M.B.A. in management from Strayer University.

   Frankie Farjood joined WFI in November 1999 as Vice President, Project Management and has been our Senior Vice President, U.S. Development since October 2000. From 1995 to 1999, he was an engineer and program manager at Lucent Technologies. Mr. Farjood received his B.S. and M.S. in electrical engineering from Iowa State University.

                            EXECUTIVE COMPENSATION

Compensation of Directors

   The directors of the Company do not currently receive cash compensation in exchange for their services on behalf of the Company, but directors may be reimbursed for certain expenses in connection with attendance at board of directors and committee meetings. All directors are eligible to participate in the Company's 1999 Equity Incentive Plan. No options under the plan were granted to any directors during the last fiscal year.

   For further information regarding the 1999 Equity Incentive Plan, see the description of the plan under Proposal 4 hereof.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

   The following table shows for the fiscal years ended December 31, 1998, 1999 and 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other five most highly compensated executive officers at December 31, 2000 (the "Named Executive Officers"):

                          Summary Compensation Table

                                                    Long-Term
                              Annual Compensation  Compensation
                              -------------------- ------------
                                                    Securities
Name and Principal                                  Underlying     All Other
Position                 Year Salary ($) Bonus ($) Options (#)  Compensation ($)
------------------       ---- ---------- --------- -----------  ----------------
Masood K. Tayebi,
 Ph.D................... 2000  224,000        --         --             --
 Chief Executive Officer 1999  220,410        --         --             --
                         1998  216,749        --         --             --

Scott Fox............... 2000  225,000        --       1,393            --
 President of Network
  Management             1999  141,346    112,500    623,334         49,244(1)
                         1998      --         --         --             --

Massih Tayebi, Ph.D..... 2000  222,970        --         --             --
 Chairman                1999  219,397        --         --             --
                         1998  215,977        --         --             --

Thomas Munro ........... 2000  189,000        --     350,000            --
 President               1999  132,516        --     115,000            --
                         1998  132,502        --     159,000            --

Wm. Bradford Weller..... 2000  154,654        --      60,329            --
 Vice President of Legal
  Affairs,               1999   43,077        --      55,000            --
 General Counsel and
  Secretary              1998      --         --         --             --

Frankie Farjood......... 2000  120,000     20,000     30,743         46,021(1)
 Senior Vice President   1999   18,000        --      75,000            --
 U.S. Development        1998      --         --         --             --

--------
(1) Represents payment of relocation expenses.

                       STOCK OPTION GRANTS AND EXERCISES

   The Company grants options to its executive officers under its 1999 Equity Incentive Plan. As of March 31, 2001, options to purchase a total of 1,473,331 shares (net of cancelled and expired awards) were outstanding under the Incentive Plan and options to purchase 8,639,239 shares remained available for grant thereunder.

   The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       Option Grants in Last Fiscal Year

                                                                         Potential Realizable
                         Individual Grants (1)                             Value at Assumed
------------------------------------------------------------------------   Annual Rates of
                          Number of    % of Total                            Stock Price
                         Securities      Options     Exercise              Appreciation for
                         Underlying    Granted to    or Base               Option Term (3)
                           Options    Employees in    Price   Expiration --------------------
Name                     Granted (#) Fiscal Year (2)  ($/Sh)     Date     5% ($)    10% ($)
----                     ----------- --------------- -------- ---------- --------- ----------
Scott Fox...............     1,393        0.02%       $31.94   12/01/10     27,981     70,908
Thomas Munro............   350,000        4.60%       $44.94   05/05/10  9,891,968 25,067,307
Wm. Bradford Weller.....    19,400        0.25%       $42.63   01/27/10    520,114  1,318,025
                            40,000        0.53%       $57.00   09/25/10  1,433,892  3,633,636
                               929        0.01%       $31.94   12/01/10     18,661     47,289
Frankie Farjood.........    10,000        0.13%       $42.63   01/27/10    268,100    679,394
                            20,000        0.26%       $40.50   05/25/10    509,409  1,290,897
                               743        0.01%       $31.94   12/01/10     14,925     37,821

--------
(1) The options have terms of 10 years from the date of grant and become exercisable in equal annual installments over a period of four years, commencing one year after the date of grant. The exercise price equals the fair market value on the day prior to the date of grant based on the closing price of the Common Stock as quoted on the Nasdaq National Market.
(2) In 2000, the Company granted 5,970,728 stock options to employees under its 1999 Equity Incentive Plan and 1,644,442 stock options to employees under its 2000 Nonstatutory Stock Option Plan.
(3) Assumes all options are exercised at the end of their respective 10-year terms. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commissions and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall stock market conditions, as well as the option holders continued employment through the vesting period. The results in this table may not necessarily be achieved.

    Aggregated Option Exercises in 2000, and Fiscal Year-End Option Values

                                                       Number of Securities
                                                      Underlying Unexercised   Value of Unexercised In-
                                                         Options at Fiscal       the-Money Options at
                                            Value         Year-End (#)(1)       Fiscal Year-End ($)(2)
                         Shares Acquired  Realized   ------------------------- -------------------------
Name                     on Exercise (#)     ($)     Exercisable Unexercisable Exercisable Unexercisable
----                     --------------- ----------- ----------- ------------- ----------- -------------
Scott Fox...............     113,528     $ 5,214,636   234,806      276,383     6,514,867    7,637,254
Thomas Munro............     400,979     $25,173,242    33,771      489,250       945,468    4,054,563
Wm. Bradford Weller.....         --              --     13,750      101,579       333,438    1,004,316
Frankie Farjood.........      20,000     $   938,713    13,750       71,993       292,188      879,765

--------
(1) These numbers include both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's Common Stock.
(2) These amounts represent the aggregate number of in-the-money options, multiplied by the difference between $36.25, the closing price of the Common Stock on the Nasdaq National Market on December 31, 2000 and the exercise price of each option.

                  EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

   In connection with his employment, on April 9, 1999, the Company entered into a letter agreement with Scott Fox, President of Network Management. Under the letter agreement, Mr. Fox's annual salary is $225,000 and he is eligible for a minimum annual bonus of 35% of his base salary. The letter agreement also provides for a $225,000 signing bonus, which is payable in two parts, and guaranteed appreciation of at least $600,000 on 25% of his stock options.

   In connection with his employment, on August 16, 1999, the Company entered into a letter agreement with Wm. Bradford Weller. Under the letter agreement, if there is a change in control and Mr. Weller is subsequently terminated by the Company, the Company shall pay Mr. Weller severance equal to six months base salary and accelerate all of Mr. Weller's unvested options.

Performance Measurement Comparison (1)

   The following graph shows the total stockholder return of an investment of $100 in cash on May 13, 1999 for (i) the Company's Common Stock, (ii) the NASDAQ Composite Index and (iii) the NASDAQ Telecom Market Index:
     [Graph with dollar values along the vertical axis and dates along the horizontal axis]

        WIRELESS FACILITIES, INC.   NASDAQ STOCK MARKET (US)  NASDAQ TELECOMM.
11/5/99   100.00                      100.00                   100.00
11/99     360.00                      107.24                   103.73
12/99     290.83                      130.83                   120.23
1/00      335.83                      125.99                   119.86
2/00      826.67                      149.94                   131.53
3/00      701.67                      146.85                   127.62
4/00      385.83                      123.52                   103.98
5/00      314.59                      108.62                    86.94
6/00      339.59                      127.68                   100.65
7/00      424.17                      120.76                    89.63
8/00      500.00                      135.03                    91.12
9/00      384.59                      117.48                    80.35
10/00     333.33                      107.80                    70.18
11/00     212.92                       83.11                    51.09
12/00     241.67                       78.65                    51.22

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2) The NASDAQ Telecom Index is calculated using an equal-dollar weighing methodology.
(3) Dollar values are measured as of the last day of each month, unless indicated otherwise.

                             CERTAIN TRANSACTIONS

   Masood K. Tayebi, Chief Executive Officer and a member of the Board of Directors, has a 40% ownership interest in BridgeWest LLC and Massih Tayebi holds a greater than 10% membership interest in Bridgewest. During the year ended December 31, 2000, BridgeWest paid $78,967 to the Company for consulting services rendered. Nextreme Ventures, LLC, a company in which BridgeWest holds a majority membership interest, paid $28,950 to the Company for engineering and market analysis services rendered during the year ended December 31, 2000. The Company believes that the amounts payable under its contracts with BridgeWest and Nextreme Ventures are comparable to amounts that the Company could have negotiated under contracts with unaffiliated third parties for such services.

   BridgeWest holds a greater than 10% interest in SkyRiver Communications, Inc., which contracted with the Company in 2000 to receive site acquisition services and radio frequency engineering work. The value of these contracts was approximately $140,000 and $250,000, respectively. During the year ended December 31, 2000, SkyRiver Communications paid an aggregate of approximately $200,000 under these contracts. The Company believes that the amounts payable under these contracts are comparable to amounts that the Company could have negotiated under contracts with unaffiliated third parties for such services.

   In connection with his employment, on April 9, 1999, the Company entered into a letter agreement with Scott Fox, President of Network Management. Under the letter agreement, Mr. Fox's annual salary is $225,000 and he is eligible for a minimum annual bonus of 35% of his base salary. The letter agreement also provides for a $225,000 signing bonus, which is payable in two parts, and guaranteed appreciation of at least $600,000 on 25% of his stock options.

   Jalil Tayebi, a brother of Masood K. Tayebi and Massih Tayebi, is the General Manager of WFI de Mexico, a subsidiary of the Company. He currently receives an annual base salary of $140,000. In connection with his employment, the Company granted Mr. Tayebi options to purchase an aggregate of 397,640 shares of Common Stock. These options vest over periods of three and four years and have exercise prices that range from $1.33 to $49.50 per share. The Company also granted him shares of restricted stock in WFI de Mexico equivalent to 6% of the equity of WFI de Mexico. Pursuant to the terms of the stock grant, Mr. Tayebi had a one-time election to exchange any vested restricted stock in WFI de Mexico for shares of the Company's Common Stock at a fair market valuation, as determined by the Company's Chief Executive Officer and Chief Financial Officer. On January 21, 2000, Mr. Tayebi exercised this election and received 430,000 shares of Common Stock.

   In June 1999, the Company sold to Masood K. Tayebi and Massih Tayebi the Company's 25% ownership interest in Sierra Towers Investment Group, LLC, an early-stage tower company operating in Mexico. At the time, the Company's officers and a disinterested member of the Board of Directors determined that the Company's membership units in Sierra and Sierra's promissory note owed to the Company had a cumulative fair value of $262,348 as of the date of the transaction. A majority of the disinterested members of the Board of Directors ratified the transaction in August 1999. Masood K. Tayebi and Massih Tayebi each purchased one half of the Company's ownership interest in Sierra, paying the fair value for such interest with promissory notes bearing interest at a rate of 10% per annum. Such notes, and the accrued interest thereon, were repaid in September 2000.

   Prior to June 30, 1999, the Company contracted with Total Outsourcing, Inc., a company owned by Massih Tayebi's wife, for the leasing of computer equipment, apartments, vehicles and other items. During 1997 and 1998, the total value of the Company's contracts with Total Outsourcing was $781,000 and $488,000, respectively. The Company terminated its contract and entered into a Settlement Agreement and Mutual General Release with Total Outsourcing effective as of June 30, 1999. Pursuant to this Settlement Agreement, the Company paid $258,091 to Total Outsourcing in February 2000.

   From April 1999 through March 2000 the Company subleased approximately 4,900 square feet of office space in its headquarters facility to QuantumThink Group, Inc., a high technology outsourcing company which is majority-owned by the Tayebi family. QuantumThink Group's tenancy was month-to-month. QuantumThink Group paid monthly rent of $9,000, which was in excess of the Company's equivalent rent expense for such space. The Board believes that the rent paid by QuantumThink Group was comparable to equivalent rents that the Company could obtain from unaffiliated third parties for such space.

   Masood K. Tayebi and Massih Tayebi have agreed to transfer shares of Common Stock owned by them to the Company, share for share, for shares the Company recognizes as issued and outstanding in connection with claims by certain former employees related to stock certificates issued in connection with a 1996 employee benefit plan. Such surrender of outstanding shares held by the Tayebis is not expected to materially diminish the ownership interests of either of them in the Company. As of March 31, 2001, Masood K. Tayebi and Massih Tayebi had each transferred 18,250 shares of Common Stock to the Company, pursuant to such agreement.

   On July 24, 2000, our Chief Financial Officer, Thomas Munro, exercised non-statutory stock options granted under the Company's 1997 Stock Option Plan to purchase an aggregate of 265,313 shares of Common Stock. The Company advanced $641,136 to Mr. Munro for the exercise price and related taxes due on this transaction. Mr. Munro repaid the principal of this advance in December 2000. The total accrued interest payable in connection with the advance to Mr. Munro is $17,762. This amount is currently outstanding. The advance is recorded as a reduction of stockholders equity as of March 31, 2001.

   The Company has entered into indemnification agreements with each of its officers and directors.

   On July 19, 2000, the Company lent to Wm. Bradford Weller, its Vice President of Legal Affairs and General Counsel, $150,000 in connection with the purchase of his residence.

   On January 9, 2001, the Company lent to Terry Ashwill, its Chief Financial Officer, $381,000 in connection with the purchase of his residence.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Wm. Bradford Weller
                                          Vice President of Legal Affairs,
                                           General Counsel and Secretary

May 14, 2001

                                                                Appendix A

          REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)

   The Audit Committee of the Board of Directors of the Company (the "Audit Committee") is composed of three independent directors and operates under a written charter adopted by the Board of Directors. During 2000 and through February 16, 2001, the members of the Audit Committee were Scott Anderson, Bandel Carano, and Scot Jarvis. Bandel Carano, a non-employee director of the Company who will not continue to serve on the Board after the 2001 annual meeting, resigned from the Audit Committee effective February 16, 2001. William Hoglund was appointed to the Audit Committee effective February 16, 2001.

   The Audit Committee has reviewed and discussed with management the Company's financial statements for the year ended December 31, 2000.

   The Audit Committee has discussed with the Company's independent public accountants, KPMG, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

   The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with KPMG their independence.

   The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. The Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

     Audit Committee:

     Scott Anderson (Chair)
     Scot Jarvis
     William Hoglund
--------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filings.

                                                                Appendix B

            AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE(1)

Purpose and Policy

   The Audit Committee shall provide assistance and guidance to the Board of Directors of the Wireless Facilities, Inc. (the "Company") in fulfilling its oversight responsibilities to the Company's stockholders with respect to the Company's corporate accounting and reporting practices as well as the quality and integrity of the Company's financial statements and reports. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee and the independent auditors, the Company's financial management and internal auditors.

Composition and Organization

   The Audit Committee shall consist of at least three members of the Board of Directors. The members of the Audit Committee shall satisfy the independence and experience requirements of the Nasdaq National Market. This Charter has been revised to comply with Nasdaq's Marketplace Rules and the Audit Committee will review and assess the adequacy of this Charter on an annual basis.

   The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

Responsibilities

   The Audit Committee of the Board of Directors shall be charged with the following functions:

1. To recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Audit Committee deems appropriate.

3. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements and to discuss with the independent auditors the results of the annual audit, including the auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards.

4. To review with the senior management of the Company and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements, supplemental disclosures to the Securities and Exchange Commission or other disclosures.

5. To assist and to interact with the independent auditors so that they may carry out their duties in the most efficient and cost effective manner.
--------
(1) The material in this charter is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filings.

6. To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and to elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

7. To review the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

8. To review and to approve all professional services provided to the Company by its independent auditors and to consider the possible effect of such services on the independence of such auditors, to receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, and to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence and otherwise to take, and if so determined by the Audit Committee, to recommend that the Board take, appropriate action to oversee the independence of the auditors.

9. To consult with the independent auditors and to discuss with the senior management of the Company the scope and quality of internal accounting and financial reporting controls in effect.

10. To investigate, to review and to report to the Board of Directors the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, between (i) the Company and (ii) any employee, officer or member of the Board of Directors of the Company, or any affiliates of the foregoing.

11. To investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgement of the Audit Committee, such investigation or retention is necessary or appropriate.

12. To report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

13. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

14. To review with counsel any significant regulatory or other legal matters that could have a material impact on the Company's financial statements, if, in the judgement of the Audit Committee, such review is necessary or appropriate.

15. To perform such other functions and to have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

                                                                APPENDIX C

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

   During 2000, the Compensation Committee of the Board of Directors (the "Committee") was comprised of Bandel Carano, Scot Jarvis and Scott Anderson. All committee members are non-employee directors of the Company and have never served as officers of the Company. The Committee is responsible for administering the Company's compensation and employee benefit plans, which include primarily the 1997 Stock Option Plan, the 1999 Equity Incentive Plan, the 2000 Nonstatutory Stock Option Plan, and the 1999 Employee Stock Purchase Plan (collectively, the "Option Plans"). In addition to setting policies regarding compensation of all employees, the Committee reviews and approves base salaries and bonuses for all executive officers. Decisions made by the Committee relating to compensation of executive officers are reviewed by the full Board of Directors.

Executive Compensation Policies and Performance Measures

   The Company's executive compensation policies have been developed to meet the following objectives:

    . Attract and retain key executives critical to the Company's long-term success;

    . Reward key executives for their contributions to the development and successful execution of strategies relevant to their functional responsibilities; and

    . Motivate key executives to make decisions and take actions that further the Company's ability to achieve its strategic performance goals and increase the long-term value of the Common Stock.

   The Committee uses a combination of cash and equity-based programs to compensate key executives.

Compensation payments in excess of $1 million to each of the Chief Executive Officer or four other most highly compensated executive officers are subject to a limitation on deductibility by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Certain performance-based compensation is not subject to the limitation on deductibility. The Committee did not give cash compensation in 2000 to the Chief Executive Officer or any other executive officer in excess of $1 million. The Option Plans are designed to qualify stock option awards for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

Cash-based Compensation

   Base salaries for all executive officers are reviewed annually. In evaluating executive salaries, the Committee considers the compensation paid at companies of similar size and/or in its industry, as well as the Company's own recent recruiting experience, if applicable. The companies surveyed include some, but not all, of the companies in the Center for Research and Security Prices Index of Nasdaq Business Services Stocks used in the Stock Price Performance graph. The Committee also considers the officer's individual performance during the prior year. Factors that affect an individual officer's performance rating focus on the executive's success in contributing to the Company's short and long-term objectives. Short-term objectives include gross profit and gross margin, operating income and operating income margin, and net earnings and net earnings margin. Long-term objectives include the timely development of new service offerings, enhancements and improvements to existing service offerings, identification of new markets for the Company's services, development and execution of plans to address identified market opportunities, adequate control over and efficient use of the Company's assets, and share price appreciation. The Company does not assign relative weights to the factors it considers in establishing base salaries.

   In addition to base salary, the Company provides executive officers and other key managers incentive compensation in the form of annual discretionary basis bonuses of cash or options to purchase common stock in the Company.

Equity-based Compensation

   The Company provides its executive officers with long-term incentives through its option plans. The Option Plans' primary objective is to provide an incentive for the executive officers to make decisions and take actions that maximize long-term stockholder value. Each plan promotes this long-term focus using vesting periods. Most options currently vest over a four year period from the date of grant, 25% on the first anniversary of the date of grant and the balance vesting monthly over the remaining three years. The Committee reviews and approves all grants made to officers of the Company under the Option Plans and in connection with initial hiring, promotions, extraordinary achievements or compensation adjustments. In addition to these factors, the size and timing of grants are generally subject to policies established by the Committee regarding the position of the grantee within the Company, the overall number of options actually granted to such optionee in the past, and the extent of vesting of such grants.

Chief Executive Officer Compensation

   In establishing the Chief Executive Officer's compensation package, the Committee pursues the same objectives and policies that apply for the Company's other executive officers. However, it is not the Company's practice to pay cash or non-cash bonuses to its Chief Executive Officer, who is a founder and significant stockholder of the Company. As such, no cash or bonus options have been given to the Company's Chief Executive Officer.

Compensation Committee

Scott Anderson
Scot Jarvis
--------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filings.

                                                                      APPENDIX I

                           WIRELESS FACILITIES, INC.

                    EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

              Adopted by the Board of Directors on August 16, 1999
                Approved by the Stockholders on November 2, 1999
                        Effective Date November 4, 1999
               Amended by the Board of Directors on March 9, 2001
                   Approved by the Stockholders on _________

1.  Purpose.

    (a) The purpose of this Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Wireless Facilities, Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

    (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

    (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

    (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.  Administration.

    (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

    (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

        (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

       (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

        (iv) To amend the Plan as provided in paragraph 13.

         (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

    (c) The Board may delegate administration of the Plan to a Committee composed of one (1) or more members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

    (d) Any interpretation of the Plan by the Board of any decision made by it under the Plan shall be final and binding on all persons.

3.  Shares Subject to the Plan.

    (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million five hundred thousand (1,500,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

    (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.  Grant of Rights; Offering.

    (a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

    (b) If an employee has more than one (1) right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder, a right with a lower exercise price (or an earlier-granted right if two (2) rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right if two (2) rights have identical exercise prices) will be exercised.

5.  Eligibility.

    (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

    (b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

         (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

        (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

       (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

    (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

     (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

     (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan; provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.   Rights; Purchase Price.

     (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one (1) or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

     (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one (1) Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

     (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

         (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

        (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.   Participation; Withdrawal; Termination.

     (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering an enrollment agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering. "Earnings" is defined as an employee's regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company that is intended to comply with Section 125, Section 401(k), Section 402(e)(3),
Section 402(h) or section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), and also, if determined by the Board or the Committee and set forth in the terms of the Offering, may include any or all of the following: (i) overtime pay, (ii) commissions, (iii) bonuses, incentive pay, profit sharing and other remuneration paid directly to the employee, and/or (iv) other items of remuneration not specifically excluded pursuant to the Plan. Earnings shall not include the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or the Committee. Notwithstanding the foregoing, the Board or Committee may modify the definition of "Earnings" with respect to one or more Offerings as the Board or Committee determines appropriate. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

     (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new enrollment agreement in order to participate in subsequent Offerings under the Plan.

     (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

     (d) Rights granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14, and during a participant's lifetime, shall be exercisable only by such participant.

8.   Exercise.

     (a) On each Purchase Date specified therefor in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase one or more whole shares of Common Stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

     (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.   Covenants of the Company.

     (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such rights.

     (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.  Use of Proceeds from Stock.

     Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.  Rights as a Stockholder.

     A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company (or its transfer agent).

12.  Adjustments upon Changes in Stock.

     (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a sale of all or substantially all of the assets of the Company; (3) a merger or consolidation in which the Company is not the surviving corporation; (4) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (5) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or (6) the individuals who, as of the date of the adoption of this Plan, are members of the Board (the "Incumbent Board"; (if the election, or nomination for election by the Company's stockholders, of a new director was approved by a vote of at least fifty percent (50%) of the members of the Board then comprising the Incumbent Board, such new director shall upon his or her election be considered a member of the Incumbent Board) cease for any reason to constitute at least fifty percent (50%) of the Board; then the Board in its sole discretion may take any action or arrange for the taking of any action among the following: (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) all participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to or within a reasonable period of time following the transaction described above and the participants' rights under the ongoing Offering terminated.

13.  Amendment of the Plan or Offerings.

     (a) The Board at any time, and from time to time, may amend the Plan or the terms of one or more Offerings. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

          (i) Increase the number of shares reserved for rights under the Plan;

         (ii) Modify the provisions as to eligibility for participation in the Plan or an Offering (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, or any comparable successor rule ("Rule 16b-3"); or

        (iii) Modify the Plan or an Offering in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan or an Offering in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under an Offering into compliance therewith.

     (b) The Board may, in its sole discretion, submit any amendment to the Plan or an Offering for stockholder approval.

     (c) Rights and obligations under any rights granted before amendment of the Plan or Offering shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under an Offering comply with the requirements of
Section 423 of the Code.

14.  Designation of Beneficiary.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if applicable, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice in the form prescribed by the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living (or if an entity, is otherwise in existence) at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one (1) or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may determine.

15.  Termination or Suspension of the Plan.

     (a) The Board in its discretion, may suspend or terminate the Plan at any time. The Plan shall automatically terminate if all the shares subject to the Plan pursuant to subparagraph 3(a) are issued. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under an Offering comply with the requirements of Section 423 of the Code.

16.  Effective Date of Plan.

     The Plan shall become effective on the same day on which the Company's registration statement under the Securities Act with respect to the initial public offering of shares of the Company's Common Stock becomes effective (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan had been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.

17.  Choice of Law.

     All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of California, without regard to such state's conflict of laws rules.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                     APPENDIX II


                           Wireless Facilities, Inc.

                     1999 Equity Incentive Plan, As Amended

              Adopted by the Board of Directors on August 16, 1999
                  Approved By Stockholders on November 2, 1999
                           Effective November 4, 1999

               Amended by the Board of Directors on March 9, 2001
                     Approved By Stockholders on ________


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

1.  PURPOSES............................................................... 1

     (a)  Eligible Stock Award Recipients.................................. 1
     (b)  Available Stock Awards........................................... 1
     (c)  General Purpose.................................................. 1

2.  DEFINITIONS............................................................ 1

3.  ADMINISTRATION......................................................... 4

     (a)  Administration by Board.......................................... 4
     (b)  Powers of Board.................................................. 4
     (c)  Delegation to Committee.......................................... 5

4.  SHARES SUBJECT TO THE PLAN............................................. 5

     (a)  Share Reserve.................................................... 5
     (b)  Reversion of Shares to the Share Reserve......................... 6
     (c)  Source of Shares................................................. 6

5.  ELIGIBILITY............................................................ 6

     (a)  Eligibility for Specific Stock Awards............................ 6
     (b)  Ten Percent Stockholders......................................... 6
     (c)  Section 162(m) Limitation........................................ 6

6.  OPTION PROVISIONS...................................................... 6

     (a)  Term............................................................. 6
     (b)  Exercise Price of an Incentive Stock Option...................... 7
     (c)  Exercise Price of a Nonstatutory Stock Option.................... 7
     (d)  Consideration.................................................... 7
     (e)  Transferability of an Incentive Stock Option..................... 7
     (f)  Transferability of a Nonstatutory Stock Option................... 7
     (g)  Vesting Generally................................................ 8
     (h)  Termination of Continuous Service................................ 8
     (i)  Disability of Optionholder....................................... 8
     (j)  Death of Optionholder............................................ 8
     (k)  Extension of Termination Date.................................... 8
     (l)  Early Exercise................................................... 9
     (m)  Re-Load Options.................................................. 9

7.  PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.......................... 9

     (a)  Stock Bonus Awards............................................... 9
     (b)  Restricted Stock Awards..........................................10
     (c)  Stock Appreciation Rights........................................11

8.  COVENANTS OF THE COMPANY...............................................12

     (a)  Availability of Shares...........................................12
     (b)  Securities Law Compliance........................................12

9.  USE OF PROCEEDS FROM STOCK.............................................12

10. MISCELLANEOUS..........................................................12

     (a)  Acceleration of Exercisability and Vesting.......................12
     (b)  Stockholder Rights...............................................12
     (c)  No Employment or other Service Rights............................13
     (d)  Incentive Stock Option $100,000 Limitation.......................13
     (e)  Investment Assurances............................................13
     (f)  Withholding Obligations..........................................13

11. ADJUSTMENTS UPON CHANGES IN STOCK......................................14

     (a)  Capitalization Adjustments.......................................14
     (b)  Change in Control--Dissolution or Liquidation....................14
     (c)  Change in Control--Asset Sale....................................14
     (d)  Change in Control--Merger or Consolidation in Which the
          Company is Not the Surviving Corporation.........................14
     (e)  Change in Control--Reverse Merger................................14

12. AMENDMENT OF THE PLAN AND STOCK AWARDS.................................15

     (a)  Amendment of Plan................................................15
     (b)  Stockholder Approval.............................................15
     (c)  Contemplated Amendments..........................................15
     (d)  No Impairment of Rights..........................................15
     (e)  Amendment of Stock Awards........................................15

13. TERMINATION OR SUSPENSION OF THE PLAN..................................15

     (a)  Plan Term........................................................15
     (b)  No Impairment of Rights..........................................16

14. EFFECTIVE DATE OF PLAN.................................................16

                           Wireless Facilities, Inc.

                     1999 Equity Incentive Plan, As Amended

              Adopted by the Board of Directors on August 16, 1999
                  Approved By Stockholders on November 2, 1999
                           Effective November 4, 1999
               Amended by the Board of Directors on March 9, 2001
                     Approved by Stockholders on __________

1. Purposes.

   (a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

   (b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock appreciation rights, (iv) stock bonuses and (v) rights to acquire restricted stock.

   (c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. Definitions.

   (a) "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

   (b)  "Board" means the Board of Directors of the Company.

   (c)  "Code" means the Internal Revenue Code of 1986, as amended.

   (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c).

   (e)  "Common Stock" means the common stock of the Company.

   (f)  "Company" means Wireless Facilities, Inc., a Delaware corporation.

   (g) "Concurrent Stock Appreciation Right" or "Concurrent Right" means a right granted pursuant to subsection 7(c)(2) of the Plan.

   (h) "Consultant" means any person, including an advisor, (1) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (2) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are paid a director's fee or otherwise compensated by the Company solely for their services as Directors.

   (i) "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

   (j) "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

   (k)  "Director" means a member of the Board of Directors of the Company.

   (l) "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

   (m) "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

   (n)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   (o) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

        (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

        (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

   (p) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

   (q) "Independent Stock Appreciation Right" or "Independent Right" means a right granted pursuant to subsection 7(c)(3) of the Plan.

   (r) "Listing Date" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any security exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of the Section 25100(o) of the California Corporate Securities Law of 1968.

   (s) "Non-Employee Director" means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

   (t) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

   (u) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

   (v) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

   (w) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

   (x) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

   (y) "Outside Director" means a Director of the Company who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the

Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

   (z) "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

   (aa) "Plan" means this Wireless Facilities, Inc. 1999 Equity Incentive Plan.

   (bb) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

   (cc) "Securities Act" means the Securities Act of 1933, as amended.

   (dd) "Stock Appreciation Right" means any of the various types of rights which may be granted under subsection 7(c) of the Plan.

   (ee) "Stock Award" means any right granted under the Plan, including an Option, a stock appreciation right, a stock bonus and a right to acquire restricted stock.

   (ff) "Stock Award Agreement" means a written agreement, including an Option Agreement, between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

   (gg) "Tandem Stock Appreciation Right" or "Tandem Right" means a right granted pursuant to subsection 7(c)(i)(1) of the Plan.

   (hh) "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.  Administration.

   (a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

   (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

        (i) To determine from time to time: which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which a Stock Award shall be granted to each such person.

        (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any

Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

        (iii) To amend the Plan or a Stock Award as provided in Section 12.

        (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (v) Any interpretation of the Plan by the Board of any decision made by it under the Plan shall be final and binding on all persons.

   (c)  Delegation to Committee.

        (i) General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

        (ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one (1) or more members of the Board who are not Outside Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one (1) or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

4. Shares Subject to the Plan.

   (a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate twelve million one hundred thirteen thousand eight hundred sixty-four (12,113,864) shares of Common Stock, plus an annual increase to be added January 1 of each year beginning with January 1, 2002 equal to the least of the following amounts (i) six million
                             -----
(6,000,000) shares, (ii) four percent (4%) of the Company's outstanding shares on such date (rounded to the nearest whole share and calculated on a fully diluted basis, that is assuming the exercise of all outstanding stock options and warrants to purchase common stock) or (iii) an amount determined by the Board.

   (b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of Restricted Stock), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to stock appreciation rights exercised in accordance with the Plan shall not be available for subsequent issuance under the Plan. If any Common Stock acquired pursuant to the exercise of an Option shall for any reason be repurchased by the Company under an unvested share repurchase option provided under the Plan, the stock repurchased by the Company under such repurchase option shall not revert to and again become available for issuance under the Plan.

   (c) Source of Shares. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. Eligibility.

   (a) Eligibility for Specific Stock Awards. Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted to Employees, Directors and Consultants.

   (b) Ten Percent Stockholders. No Ten Percent Stockholder shall be eligible for the grant of an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

   (c) Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no employee shall be eligible to be granted Options and/or stock appreciation rights covering more than five million (5,000,000) shares of the Common Stock during any calendar year.

6. Option Provisions.

   Each Option Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option. The provisions of separate Options and Option Agreements need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

   (a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

   (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

   (c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

   (d) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) by delivery to the Company of other Common Stock, according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock) with the Participant or in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment, whether issuing a promissory note or otherwise.

   In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at no less than the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

   (e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(e), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

   (f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(f), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

   (g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option Agreement provisions governing the minimum number of shares as to which an Option may be exercised.

   (h) Termination of Continuous Service. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period as may be specified in the Option Agreement), or
(ii) the expiration of the term of the Option as set forth in the Option Agreement; provided, however, that the Board may in its sole discretion extend the exercise period of any Option for up to thirty (30) days after the date specified in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

   (i) Disability of Optionholder. In the event an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period as may be specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

   (j) Death of Optionholder. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period as may be specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

   (k) Extension of Termination Date. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate no earlier than (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

   (l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

   (m) Re-Load Options. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a "Re-Load Option") in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option shall (i) provide for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

   Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 10(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and the "Section 162(m) Limitation" on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7. Provisions of Stock Awards other than Options.

   (a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

        (i) Consideration. A stock bonus shall be awarded in consideration for past services actually rendered to the Company for its benefit.

        (ii) Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share reacquisition option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

        (iii) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

        (iv) Transferability. Rights to acquire shares under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

   (b) Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

        (i) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

        (ii) Consideration. The purchase price of stock acquired pursuant to the restricted stock purchase agreement shall be paid in one or a combination of the following forms: (i) in cash or by check at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment arrangement using a promissory note or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

        (iii) Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

        (iv) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

        (v) Transferability. Rights to acquire shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

   (c)  Stock Appreciation Rights.

        (i) Authorized Rights. The following three types of stock appreciation rights shall be authorized for issuance under the Plan:

             (1) Tandem Rights. A "Tandem Right" means a stock appreciation right granted appurtenant to an Option which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions: The Tandem Right shall require the holder to elect between the exercise of the underlying Option for shares of Common Stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of Common Stock covered by that portion of the surrendered Option in which the Optionholder is vested over (B) the aggregate exercise price payable for such vested shares.

             (2) Concurrent Rights. A "Concurrent Right" means a stock appreciation right granted appurtenant to an Option which applies to all or a portion of the shares of Common Stock subject to the underlying Option and which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions: A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of Common Stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as determined by the Board at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of Common Stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

             (3) Independent Rights. An "Independent Right" means a stock appreciation right granted independently of any Option but which is subject to the same terms and conditions applicable to a Nonstatutory Stock Option with the following exceptions: An Independent Right shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (a) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (b) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of Common Stock based on Fair
Market Value on the date of the exercise of the Independent Right.

        (ii) Relationship to Options. Stock appreciation rights appurtenant to Incentive Stock Options may be granted only to Employees. The "Section 162(m) Limitation" provided in subsection 5(c) shall apply as well to the grant of stock appreciation rights.

        (iii) Exercise. To exercise any outstanding stock appreciation right, the holder shall provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. Except as provided in subsection 5(c) regarding the "Section 162(m) Limitation," no limitation shall exist on the aggregate amount of cash payments that the Company may make under the Plan in connection with the exercise of a stock appreciation right.

8.  Covenants of the Company.

    (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

    (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award or to take similar actions under applicable law. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.  Use of Proceeds from Stock.

    Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

10. Miscellaneous.

    (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

    (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

    (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant or other holder of Stock Awards any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, (iii) the service of a Consultant as a director of an Affiliate pursuant to the Bylaws of the Affiliate or (iv) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state in which the Company is incorporated.

    (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

    (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

    (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock

Award; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11. Adjustments upon Changes in Stock.

    (a) Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

    (b) Change in Control--Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then such Stock Awards shall be terminated if not exercised (if applicable) prior to such event.

    (c) Change in Control--Asset Sale. In the event of a sale of all or substantially all of the assets of the Company, then all Stock Awards outstanding under the Plan shall continue in full force and effect.

    (d) Change in Control--Merger or Consolidation in Which the Company is Not the Surviving Corporation. In the event of a merger or consolidation in which the Company is not the surviving corporation, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(d)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

    (e) Change in Control--Reverse Merger. In the event of a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any acquiring corporation (or a corporation which directly or indirectly controls such an acquiring corporation) shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(e)) for those outstanding under the Plan. In the event any acquiring corporation or corporation controlling such an acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

12. Amendment of the Plan and Stock Awards.

    (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

    (b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of
Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

    (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

    (d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

    (e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and
(ii) the Participant consents in writing.

13. Termination or Suspension of the Plan.

    (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on July 31, 2009, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

    (b) No Impairment of Rights. Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the Participant.

14. Effective Date of Plan.

    This Plan shall become effective on the Listing Date, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until this Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

                           WIRELESS FACILITIES, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON June 22, 2001


     The undersigned hereby appoints Massih Tayebi, Masood K. Tayebi and Thomas
A. Munro, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Wireless Facilities, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites San Diego-La Jolla, located at 4550 La Jolla Village Drive, in San Diego, California on Friday, June 22 2001, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2, 3 and 4, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.


--------------------------please detach here------------------------------------


Management recommends a vote for the nominees for director listed below.

Proposal 1:  To elect directors to hold office until the next Annual Meeting of
             Stockholders and until their successors are elected.

[_] FOR all nominees listed below       [_] WITHHOLD AUTHORITY to
    (except as marked to the                vote for all nominees
    contrary below).                        listed below.


Nominees:    01-Massih Tayebi, Ph.D., 02-Masood K. Tayebi, Ph.D., 03-Scott
             Anderson, 04-Scot Jarvis, 05-William Hoglund, 06-David Lee


(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.
________________________________________________________________________________
|                                                                              |
|______________________________________________________________________________|

Management recommends a vote for Proposals 2, 3 and 4.

Proposal 2:  To ratify the selection of KPMG LLP as independent auditors of the
             Company for its fiscal year ending December 31, 2001.


         [_] For                [_] Against               [_] Abstain


                   (continued and to be signed on other side)

                          (continued from other side)

Proposal 3:  To approve the Company's 1999 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan from 700,000 to 1,500,000.


         [_] For                [_] Against               [_] Abstain


Proposal 4:  To approve the Company's 1999 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan from 10,113,864 to 12,113,864.


         [_] For                [_] Against               [_] Abstain


Dated: ___________, 2001     ___________________________________________________


                             ___________________________________________________
                                             SIGNATURE(S) IN BOX

                              Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.